POWER OF ATTORNEY
  The undersigned officers, Directors and Trustees of Kinetics Mutual Funds, Inc. (the "Company") and Kinetics Portfolios Trust (the "Trust"), respectively, hereby appoint Jay Kesslen as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Company as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Company's and Trust's Registration Statements on Form N-1A or Form N-14, any and all amendments thereto, including filing by the Company of a Registration Statement on Form N-14 relating to the reorganization of Horizon Spin-off and Corporate Restructuring Fund, a series of Investment Managers Series Trust, a Delaware statutory trust, into the Kinetics Spin-off and Corporate Restructuring Fund, a series of Kinetics Mutual Funds, Inc., a Maryland corporation, pursuant to the Securities Acts and any amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials.  Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned officers, Directors and Trustees hereby execute this Power of Attorney as of this 9th day of June, 2017.

Name	Title
/s/Peter B. Doyle
Peter B. Doyle	President & Chairman of the Boards of each the Company and the Trust, Director and Trustee

/s/Steven T. Russell
Steven T. Russell	Independent Director/ Independent Trustee

/s/Douglas Cohen
Douglas Cohen	Independent Director/ Independent Trustee

/s/William J. Graham
William J. Graham	Independent Director/ Independent Trustee

/s/Joseph E. Breslin
Joseph E. Breslin	Independent Director/ Independent Trustee

/s/James M. Breen
James M. Breen	Independent Director/ Independent Trustee

/s/Murray Stahl
Murray Stahl	Director/ Trustee and Secretary of each the Company and the Trust

/s/Leonid Polyakov
Leonid Polyakov	Director/ Trustee and Secretary of each the Company and the Trust